SCHEDULE 14A (RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.              )

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SYMYX TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SYMYX TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 25, 2006

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SYMYX TECHNOLOGIES, INC., a Delaware corporation (the “Company”), will be held on Thursday, May 25, 2006, at 9:00 a.m., Pacific Daylight Time, at 1263 East Arques Avenue, Sunnyvale, California 94085 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

1.      To elect three (3) Class I directors to serve for terms of three years expiring upon the 2009 Annual Meeting of Stockholders or until their successors are elected.

2.      To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm of the Company for the year ending December 31, 2006.

3.      To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on March 27, 2006 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy in the postage-prepaid envelope enclosed for that purpose or vote over the internet or by telephone as instructed on the proxy card, as promptly as possible. Any stockholder attending the meeting may vote in person even if he or she has returned a  Proxy.

FOR THE BOARD OF DIRECTORS

STEVEN GOLDBY
Chairman
Chief Executive Officer

Santa Clara, California
April 7, 2006

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE OR VOTE OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED ON THE PROXY CARD, AS PROMPTLY AS POSSIBLE.

SYMYX TECHNOLOGIES, INC.

PROXY STATEMENT FOR THE 2006
ANNUAL MEETING OF STOCKHOLDERS
MAY 25, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Symyx Technologies, Inc. (the “Company” or “Symyx”), for use at the Annual Meeting of Stockholders to be held Thursday, May 25, 2006 at 9:00 a.m. Pacific Daylight Time, or at any postponement or adjournment thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s offices at 1263 East Arques Avenue, Sunnyvale, California 94085. The Company’s telephone number at that location is (408) 764-2000.

These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 2005, including financial statements, were first mailed on or about April 13, 2006 to all stockholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

Stockholders of record at the close of business on March 27, 2006 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 33,532,803 shares of the Company’s Common Stock were issued and outstanding and held of record by approximately 139 stockholders. The closing price of the Company’s Common Stock on the Record Date as reported by The NASDAQ Stock Market, Inc. was $27.62 per share.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, or to the Inspector of Elections at the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. You may contact the Secretary of the Company at 3100 Central Expressway, Santa Clara, CA 95051.

Voting and Solicitation

Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers, and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the meeting and will determine whether or not a quorum is present. If the shares present, in person and by proxy, at the meeting do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares that are voted “FOR,” “AGAINST” or “WITHHELD” are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a matter will also be treated as shares entitled to vote (the “Votes Cast”) with respect to such matter.

While no definitive statutory or case law authority exists in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted in the tabulation of the voting results for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal (other than in the election of directors).

Broker non-votes (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted in the tabulation of the voting results on the election of directors or for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of an amendment to an option plan). Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal. With respect to a proposal that requires a majority of the outstanding shares (such as an amendment to the certificate of incorporation), however, a broker non-vote has the same effect as a vote against the proposal.

Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the three Class I directors, for the confirmation of the appointment of the designated independent registered public accounting firm, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

Deadline for Receipt of Stockholder Proposals

All proposals of stockholders that are intended to be presented by such stockholders at the Company’s 2007 Annual Meeting must be received by the Company no later than December 15, 2006 including such proposals to be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting. Stockholders are also advised to review the Company’s bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Board of Directors Meetings and Committees

The Board of Directors of the Company held a total of four meetings during the fiscal year ended December 31, 2005. Each director attended at least seventy-five percent of the meetings of the Board of Directors and each committee on which the director served during fiscal 2005, except that Dr. Peter G. Schultz attended two of the total four Board of Directors meetings.

Board of Directors Independence

The Board of Directors has determined that each of its current directors, except for Steven D. Goldby, the Company’s Chairman and Chief Executive Officer, is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards, as currently in effect.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee and a Governance Committee. From time to time, the Board of Directors may create various ad hoc committees for special purposes. No such ad hoc committee is currently functioning.

Members acting on the committees of the Board of Directors during the year were:

	Audit Committee	Compensation Committee	Governance Committee
Thomas R. Baruch	Member	Member	Chairperson
Samuel D. Colella		Chairperson	Member
Martin S. Gerstel	Member
Kenneth J. Nussbacher	Chairperson
Mario Rosati			Chairperson(1)

(1)          Mr. Rosati resigned from the Governance Committee in April 2005 but remained a member of the Board of Directors. Mr. Baruch replaced Mr. Rosati as Chairperson of the Governance Committee starting April 2005.

Audit Committee

The Audit Committee is composed entirely of independent directors, within the meaning of the NASDAQ Stock Market, Inc. director independence standards, as currently in effect. The Board of Directors has determined that each member of the Audit Committee meets the definition of “audit committee financial expert” as defined in Item 401(h) of regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and each member of the Audit Committee is independent as defined in Item 7(d)(3)(iv) of the Exchange Act. Information regarding the functions performed by the Audit Committee is set forth in the “Report of the Audit Committee,” included in this annual proxy statement. The Audit Committee is governed by a charter approved by the Board of Directors, a copy of which is attached as Appendix A and is also available on the Company’s website at www.symyx.com.

Compensation Committee

The Compensation Committee held three meetings during fiscal 2005, and all members were present at these meetings. Information regarding the functions performed by the Compensation Committee is set forth in the “Report of the Compensation Committee,” included in this annual proxy statement. None of the members of the Compensation Committee is currently, or has ever been at any time since the Company’s formation, one of the Company’s officers or employees. No member of the Compensation Committee serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more officers serving as a member of the Company’s Board of Directors or Compensation Committee. The Compensation Committee is governed by a charter approved by the Board of Directors, a copy of which is attached as Appendix B.

Governance Committee

The Governance Committee is composed entirely of independent directors, within the meaning of the NASDAQ Stock Market, Inc. director independence standards, as currently in effect. The Governance Committee held no meeting during fiscal 2005. The Governance Committee is governed by a charter approved by the Board of Directors, a copy of which is attached as Appendix C and is also available on the Company’s website at www.symyx.com. The Chairperson of the Governance Committee receives communications directed to non-management directors. The Governance Committee is currently searching for a nominee to replace Dr. Peter G. Schultz who has provided notice of intent to retire from the Board of Directors at the 2006 Annual Meeting of Stockholders.

Consideration of Director Nominees

Stockholder Recommendations

The policy of the Governance Committee is to consider properly submitted stockholder recommendations for candidates for membership on the Board of Directors as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such recommendations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the membership criteria set forth under “Director Qualifications.” Any stockholder recommendations proposed for consideration by the Governance Committee should include the candidate’s name and qualifications for Board of Directors membership and should be addressed to:

Symyx Technologies, Inc.
3100 Central Expressway
Santa Clara, CA 95051
Attn:  Corporate Secretary

In addition, procedures for stockholder direct recommendation of directors are discussed under “Deadline for Receipt of Stockholder Proposals” and are discussed in detail in the Company’s bylaws, which will be provided to stockholders upon written request.

Director Qualifications

Members of the Board of Directors should have the highest professional and personal ethics and values, consistent with the Company’s Code of Conduct and Ethics adopted on January 8, 2004. They should have broad experience at the policy-making level in business and technology. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders.

Identifying and Evaluating Nominees for Directors

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee periodically assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Governance Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee, and may be considered at any point during the year. As described above, the Governance Committee considers properly submitted stockholder recommendations for candidates for the Board of Directors. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Governance Committee at a regularly scheduled meeting prior to the issuance of the proxy statement for the Company’s Annual Meeting. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Governance Committee. The Governance Committee may also review materials provided by professional search firms or other parties in connection with a candidate who is not recommended by a stockholder. In evaluating such recommendations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.

Executive Sessions

Executive sessions of non-management directors are held at each regularly scheduled Board of Directors meeting (at least four times per year). The sessions are scheduled and chaired by the Chairperson of the Governance Committee. Any non-management director can request that an additional executive session be scheduled.

Compensation of Directors

The Company’s non-employee directors are reimbursed for expenses incurred in connection with attending board and committee meetings. In 2005, each non-employee director received an annual fee of $30,000 for Board of Director and committee participation and an annual automatic, nondiscretionary grant of options to purchase 10,000 shares of the Company’s common stock under the 1997 Stock Plan. In 2006, each non-employee director will receive: (i) an annual fee of $30,000 for participation on the Board of Directors; (ii) effective April 1, 2006, an annual fee of between $7,500 and $10,000 for each Board of Directors committee membership or, if serving as a committee chairperson, an annual fee of between $10,000 and $20,000, and (iii) at the time of the annual stockholder meeting, a grant of restricted stock units (in lieu of an award of stock options) with a market value of approximately $50,000. These restricted stock unit awards will cliff vest on May 1, 2007.

Annual Meeting Attendance

Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meetings of stockholders, directors are encouraged to attend annual meetings of Symyx stockholders. One director attended the 2005 annual meeting of stockholders.

Communications with the Board of Directors

Individuals may communicate with the Board of Directors by submitting a letter to the attention of the Chair of the Governance Committee, c/o Symyx Technologies, Inc., 3100 Central Expressway, Santa Clara, CA 95051.

Compensation Committee Interlocks and Insider Participations

Thomas Baruch, a member of the Company’s Compensation Committee, is a director and CMEA Ventures, of which he is the founder and Managing Director, holds a 17.5% interest in Intermolecular, Inc. with which the Company entered into a Collaborative Development and License Agreement in March 2005 and an Alliance Agreement in December 2005. Under the agreements, the two companies are working together to conduct research and development activities with respect to materials for use in semiconductor applications. Each party bears its own expenses.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors and Nominees for Director

Pursuant to the Company’s Restated Certificate of Incorporation, the Company’s Board of Directors currently consists of eight persons, divided into three classes serving staggered terms of three years. Currently, there are three directors in Class I, two directors in Class II and three directors in Class III. Three Class I directors are to be elected at the Annual Meeting. The Class II and Class III directors will be elected at the Company’s 2007 and 2008 annual meetings of stockholders, respectively. Each of the Class I directors elected at the Annual Meeting will hold office until the 2009 annual meeting of stockholders or until a successor has been duly elected and qualified. On the date of the Annual Meeting, Dr. Peter G. Schultz, currently a Class III director, will retire from the Board of Directors and an amendment to the Bylaws approved by the Board of Directors will go into effect to amend the number of directors to seven persons.

In the event that any of such persons becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

The names of the three Class I nominees for election to the Board of Directors at the Annual Meeting, their ages as of the Record Date and certain information about them are set forth below. The names of the current Class II and Class III directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.

Name	Age	First Became a Director	Principal Occupation / Position Held With the Company
Nominees for Class I Directors
Thomas R. Baruch(1)(2)	67	1996	Founder and Managing Director, CMEA Ventures
Samuel D. Colella(2)(3)	66	1997	Managing Director, Versant Ventures
Martin S. Gerstel(1)	64	1995	Chairman, Compugen Ltd.
Continuing Class II Directors
Steven D. Goldby	65	1998	Chairman of the Board of Directors and Chief Executive Officer
Edwin F. Gambrell	62	2004	Private investor
Continuing Class III Directors
Kenneth J. Nussbacher(1)(3)	53	1995	Fellow, Affymetrix, Inc.
Mario M. Rosati	59	1994	Partner, Wilson Sonsini Goodrich & Rosati

(1)          Member of the Audit Committee. The Board of Directors has determined that each member of the Audit Committee meets the definition of an Audit Committee Financial Expert.

(2)          Member of the Compensation Committee.

(3)          Member of the Governance Committee.

There are no family relationships among any of the directors or executive officers of the Company.

Directors to Be Elected at the Annual Meeting

Thomas R. Baruch has served as one of the Company’s directors since May 1996. Since 1988, Mr. Baruch has been the Founder and Managing Director of CMEA Ventures, a venture capital firm. From 1990 to 1996, Mr. Baruch also served as a special partner of New Enterprise Associates. Mr. Baruch serves on the boards of directors of Virologic, Inc. and Physiometrix, Inc. Mr. Baruch holds a B.S. from Rensselaer Polytechnic Institute and a J.D. from Capital University.

Samuel D. Colella has served as one of the Company’s directors since August 1997. During 1999, Mr. Colella co-founded Versant Ventures and holds the position of Managing Director. Since 1984, Mr. Colella has been a general partner of Institutional Venture Partners. Mr. Colella serves on the boards of directors of Alexza Pharmaceuticals, Inc. and Genomic health, Inc. Mr. Colella holds a B.A. and B.S. from the University of Pittsburgh and an M.B.A. from Stanford University.

Martin S. Gerstel has served as one of the Company’s directors since February 1995. Mr. Gerstel serves as Chairman of Compugen Ltd. and Co-Chairman of Itamar Medical Ltd. Previously, Mr. Gerstel participated in the founding of ALZA Corporation, where he held numerous positions including President and Chief Operating Officer from 1982 to 1987 and Co-Chairman and Chief Executive Officer from 1987 to 1993. Mr. Gerstel holds a B.S. from Yale University and an M.B.A. from Stanford University.

Directors Whose Terms Extend Beyond the Annual Meeting

Steven D. Goldby has served as the Company’s Chairman of the Board of Directors and Chief Executive Officer since July 1998. Prior to joining the Company, Mr. Goldby served as Chief Executive Officer of MDL Information Systems, Inc. from 1987 to July 1998. Mr. Goldby holds an A.B. from the University of North Carolina and a J.D. from Georgetown University Law School.

Edwin F. Gambrell has served as one of the Company’s directors since January 2004. In his 37-year career with The Dow Chemical Company (“Dow”), Mr. Gambrell held various marketing, sales and management positions. He most recently served as Business President of Dow’s Market Facing Business Units, including Dow Automotive and New Business, and as a Business Vice President, global Business Platform for INSITE Technology, Dow Plastics. Mr. Gambrell graduated from Texas A&M University with a B.S. in marketing.

Kenneth J. Nussbacher has served as one of the Company’s directors since February 1995. Mr. Nussbacher has been a Fellow of Affymetrix since August 2000. Previously, Mr. Nussbacher was Executive Vice President of Affymetrix from 1995 to 2000 and was Chief Financial Officer of Affymetrix from 1995 to 1997. Mr. Nussbacher also serves as a director of Xenoport, Inc. Mr. Nussbacher holds a B.S. from Cooper Union and a J.D. from Duke University.

Mario M. Rosati has served as one of the Company’s directors since September 1994. Mr. Rosati has been with the Palo Alto, California law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, since 1971, first as an associate and then as a member since 1975. Mr. Rosati also serves as a director of Aehr Test Systems, Sanmina-SCI Corporation and Vivus, Inc. Mr. Rosati holds a B.A. from the University of California, Los Angeles and a J.D. from the University of California, Berkeley, Boalt Hall School of Law.

Vote Required

The three nominees receiving the highest of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Class I directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES SET FORTH HEREIN.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Ernst & Young LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2006, and recommends that stockholders vote “FOR” ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee and the Board of Directors will reconsider their selection.

Ernst & Young LLP has audited the Company’s financial statements annually since the Company’s inception.

Principal Auditor Fees and Services

In connection with the audits of the 2005 and 2004 financial statements, the Company entered into engagement agreements with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP will perform audit services for the Company. Those agreements are subject to alternative dispute resolution procedures and an exclusion of punitive damages.

The following table summarizes the fees paid or accrued to Ernst & Young LLP for various services provided for the years ended December 31, 2005 and 2004 (in thousands):

Service Category	2005	2004
Audit Fees	$752	$713
Audit-Related Fees	13	23
Tax Services Fees	—	1
All Other Fees	126	165
Total	$892	$902

Audit fees.   Aggregate fees were for professional services rendered for the audits of the Company’s consolidated financial statements, limited reviews of The Company’s unaudited condensed consolidated interim financial statements and internal control over financial reporting, issuances of consent, and assistance with review of documents filed with the SEC.

Audit related fees.   Aggregate fees were for services related to internal control and revenue recognition projects.

Tax services fees.   Aggregate fees were for services related to providing information for a research tax credit study.

All Other fees.   Aggregate fees were for acquisition due diligence, access to an on-line research database, and services related to review of a government contract and custom duty advice.

The Company’s Audit Committee has considered whether such services that Ernst & Young provided are compatible with maintaining Ernst & Young’s independence as independent registered public accounting firm.

The Audit Committee is responsible for pre-approving all audit and non-audit services provided to the Company by the independent registered public accounting firm. According to the Audit Committee charter, this pre-approval authority may be delegated to a single member of the Audit Committee and then reviewed by the entire Audit Committee at the Committee’s next meeting.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. If stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent registered public accounting firms at any time during the year.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

EXECUTIVE OFFICERS

The following table sets forth information as of December 31, 2005 regarding executive officers of the Company.

Name	Age	Position
Steven D. Goldby	65	Chairman of the Board of Directors and Chief Executive Officer
Isy Goldwasser	35	President
W. Henry Weinberg, Ph.D	61	Executive Vice President and Chief Technical Officer
Jeryl L. Hilleman	48	Executive Vice President and Chief Financial Officer
Paul J. Nowak	51	Executive Vice President and Chief Operating Officer

Steven D. Goldby’s biographical information is set forth above at Proposal No. 1.

Isy Goldwasser has served as the Company’s President since February 1998. He also served as Chief Operating Officer from February 1998 to June 2004. From February 1996 to February 1998, Mr. Goldwasser served as the Company’s Vice President of Corporate Development. Mr. Goldwasser holds a B.S. from the Massachusetts Institute of Technology and an M.S. from Stanford University.

W. Henry Weinberg, Ph.D, has served as the Company’s Executive Vice President (formerly Senior Vice President) since August 1999 and Chief Technical Officer on a full time basis since March 1996. Dr. Weinberg previously served as the Company’s Vice President from March 1996 to August 1999. Dr. Weinberg is also an Adjunct Professor of Chemical Engineering at the University of California, Santa Barbara. Dr. Weinberg is a member of the National Academy of Engineering. He holds a B.S. from the University of South Carolina and a Ph.D. from the University of California, Berkeley.

Jeryl L. Hilleman has served as the Company’s Executive Vice President (formerly Senior Vice President) since August 1999 and Chief Financial Officer since June 1997. Ms. Hilleman also previously served as the Company’s Vice President from June 1997 to August 1999. Ms. Hilleman holds an A.B. from Brown University and an M.B.A. from the Wharton School of Business.

Paul J. Nowak joined the Company as Executive Vice President and Chief Operating Officer in June 2004. Prior to joining the Company, from 1997 to 2002, Mr. Nowak held a variety of positions with VWR International, including most recently as President and Chief Operating Officer of VWR International, and Chief Executive Officer and President-North America of VWR Scientific Products Corporation. Mr. Nowak received a B.S. in biology from the State University of New York.

Executive Officer Compensation

The following table sets forth the compensation paid by the Company during 2005, 2004, and 2003 to its Chief Executive Officer and other named executive officers (the “Named Executive Officers”) who received compensation of more than $100,000 during 2005, 2004, and 2003:

		Annual Compensation				Long-Term Compensation Securities Underlying	All Other
Name and Principal Position	Year	Salary		Bonus		Options(#)	Compensation($)
Steven D. Goldby	2005	$375,000		$281,250	(1)	50,000	$—
Chief Executive Officer and	2004	375,000		281,250	(2)	50,000	—
Chairman of the Board of Directors	2003	375,000		112,500	(3)	150,000	—
Isy Goldwasser	2005	335,000		251,250	(1)	50,000	—
President	2004	335,000		251,250	(2)	50,000	—
	2003	335,000		100,500	(3)	150,000	—
W. Henry Weinberg, Ph.D	2005	375,000		281,250	(1)	50,000	132,000	(4)
Executive Vice President and	2004	375,000		281,250	(2)	50,000	132,000	(4)
Chief Technical Officer	2003	375,000		112,500	(3)	150,000	120,000	(4)
Jeryl L. Hilleman	2005	310,000		232,500	(1)	50,000	—
Executive Vice President and	2004	310,000		232,500	(2)	50,000	—
Chief Financial Officer	2003	310,000		93,000	(3)	150,000	—
Paul J. Nowak	2005	340,020		255,000	(1)	50,000	42,000	(4)
Executive Vice President and	2004	180,472	(5)	127,500	(2)	100,000	16,000	(4)
Chief Operating Officer	2003	—		—		—	—

(1)          2005 bonuses for executive officers were paid in January 2006.

(2)          2004 bonuses for executive officers were paid in January 2005.

(3)          2003 bonuses for executive officers were paid in January 2004.

(4)          Consists of housing allowance payments.

(5)          Mr. Nowak joined the Company in June 2004. His 2004 annual salary was $340,020.

Option Grants in Last Fiscal Year

The following table sets forth information relating to stock options granted during 2005 to the Company’s Named Executive Officers who received salary compensation of more than $100,000. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These potential realizable amounts and rates are mandated by the Securities and Exchange Commission and do not represent an estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of the Company’s common stock.

	Individual Grants
	Number of Securities underlying options	Percent of Total Options Granted to Employees	Weighted Average Exercise Price Per	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term
Name	Granted(1)	in 2005(2)	Share	Date	5%	10%
Steven D. Goldby	50,000	3.27%	$27.88	3/1/2015	$876,679	$2,221,677
Isy Goldwasser	50,000	3.27%	$27.88	3/1/2015	$876,679	$2,221,677
W. Henry Weinberg, Ph.D	50,000	3.27%	$27.88	3/1/2015	$876,679	$2,221,677
Jeryl L. Hilleman	50,000	3.27%	$27.88	3/1/2015	$876,679	$2,221,677
Paul J. Nowak	50,000	3.27%	$27.88	3/1/2015	$876,679	$2,221,677

(1)          The options granted to the above officers were fully vested on date of grant.

(2)          The Company granted options to purchase a total of 1,529,226 shares of common stock to employees during 2005.

Aggregate Option Exercises in 2005 and Year-End Option Values

The following table sets forth information for the Company’s Named Executive Officers who received salary compensation of more than $100,000 in 2005, relating to the number and value of securities underlying exercisable and unexercisable options held at December 31, 2005.

	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-The-Money Options at December 31, 2005(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Steven D. Goldby	705,612	—-	$4,778,046	$—-
Isy Goldwasser	658,389	—-	5,665,899	—
W. Henry Weinberg, Ph. D	730,890	—-	3,777,025	—
Jeryl L. Hilleman	633,945	—-	4,233,546	—
Paul J. Nowak	87,500	62,500	139,125	231,875

(1)          Value of unexercised in-the-money options are based on a value of $27.29 per share, the last reported sale price of the Company’s common stock on the Nasdaq National Market on December 30, 2005, minus the per share exercise price, multiplied by the number of shares underlying the option.

During 2005, the following Named Executive Officers of the Company exercised options:

Name	Number of Options Exercised	Weighted Average Exercise Price per Share	Value Realized from Exercise of Options
W. Henry Weinberg, Ph. D	38,888	$0.964	$1,081,320
Jeryl L. Hilleman	20,000	$0.964	$536,297

REPORT OF THE COMPENSATION COMMITTEE

Overview

The Compensation Committee of the Board of Directors (the “Compensation Committee”) assists the Board of Directors in fulfilling its responsibilities for the total rewards packages offered to the Company’s officers and non-employee directors. The Compensation Committee’s charter is to develop a compensation philosophy, to evaluate and approve compensation for the Chief Executive Officer, other executive officers, and non-employee directors; and to oversee the general employee compensation programs, including the Company’s employee equity compensation plan and employee stock purchase plan. The Compensation Committee has the authority to retain and terminate any independent, third-party compensation consultant and to obtain independent advice and assistance from internal and external legal, accounting and other advisors. Symyx’s Human Resources organization supports the Compensation Committee in its work, and may collaborate with any independent, third-party compensation consultant engaged by the Compensation Committee. At least annually, the Compensation Committee reviews and reassesses the adequacy of its charter, and its own performance for purposes of self-evaluation and to encourage continuous improvement. The Compensation Committee’s complete charter is available at the Company’s web site at http://investor.symyx.com/corpgov/corpgov-compensation.cfm

Two independent, non-employee directors serve on the Compensation Committee. Each member of the Compensation Committee meets the independence requirements specified by The NASDAQ Stock Market, Inc. and by Section 162(m) of the Code. The Chairperson reports the Compensation Committee’s actions and recommendations to the full Board of Directors following each Compensation Committee meeting. The Compensation Committee held three formal meetings during fiscal year 2005 which included an executive session as warranted, during which only the independent directors and their advisors were present.

Compensation Philosophy and Objectives

The Company’s compensation and benefits philosophy and programs significantly contribute to creating and sustaining a competitive advantage in the labor market that translates to leadership and innovation in our addressed business markets. The Company’s unique mix of compensation, benefits, equity participation and workplace environment characterized by integrity, innovation, collaboration and inclusion, leads the Company to a distinctive position as an employer. The Company has received recognition from diverse sources, including the Silicon Valley San Jose Business Journal’s “Best Places to Work in the Bay Area” for 2004 and 2005. Forbes magazine ranked the Company one of the 200 Best Small Companies in 2004 and one of the 25 Fastest Growing Tech Companies in 2003.

The Compensation Committee’s guiding principle is to assure the Company’s compensation and benefits policies attract, motivate and retain the key employees necessary to support the Company’s growth and success, both operationally and strategically. This principle guides the design and administration of compensation and benefit programs for the Company’s officers and general workforce. The Compensation Committee, in collaboration with executive management and an independent consultant engaged by the Compensation Committee and management, re-affirmed in 2005 the following key strategies in support of our guiding principle:

•       Use total cash compensation (salary plus annual cash bonus) to recognize appropriately each executive officer’s scope of responsibility, role in the organization, experience and contributions. The Compensation Committee and management refer to external benchmarks as part of its due diligence in determining salary and target bonus amounts, including peer group companies noted elsewhere in this report, and information provided by independent, third-party published surveys in which the Company participates.

•       Provide benefit programs competitive within our defined talent market that provide participant flexibility and are cost-effective to the Company.

Compensation Components and Processes

Annual Salary

The annual salary for executive officers (comprising the five Named Executive Officers shown in the Executive Officer Compensation Table) and employees is determined relative to job scope and responsibilities, past and current contributions, compensation for similar positions at peer and/or other life sciences and high-technology companies, and individual factors (such as unique skills, demand in the labor market, and longer-term development and succession plans). The Compensation Committee and management emphasize pay-for-performance in all components of compensation, making salary adjustments based on individual employee performance relative to compensation levels among employees in similar positions in their defined talent market and relationships among internal peers. The performance bonus is an important component of the Company’s total compensation and benefit packages, and the Compensation Committee structures the bonus potential to be up to 50% of the annual total cash compensation for each of the executive officers.

The Compensation Committee reviews executive officer salaries annually. In 2005, the Compensation Committee engaged an independent, third-party consultant to obtain and summarize data from identified peer groups using company proxies plus peer information provided in independent, third-party, published surveys. The Compensation Committee also considered Company strategic and operational performance, incumbent contributions and experience, relative levels of pay among the officers, and recommendations from the CEO. The compensation table in the Executive Officers section of this proxy lists the annual salaries for the executive officers.

Annual Cash Bonus

The design of the Company’s annual Executive Bonus Program (the “Bonus Program”) rewards achievement at specified levels of financial and individual performance. The Compensation Committee approved the fiscal year 2006 Bonus Program at its March 2006 meeting. Each executive officer position has an assigned target bonus level of 75% fiscal year-end annual salary, with the possibility of earning up to 100% for outperforming certain fiscal goals. These target bonus levels are competitive with target bonuses for similar positions reported in the independent, third-party published surveys. The Compensation Committee’s independent compensation consultant also reviewed the bonus target levels and reported to the Compensation Committee that the targets are competitive. A copy of the 2006 Executive Officers Bonus Plan has been filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

At its January 2006 meeting, the Compensation Committee reviewed company performance against established goals and awarded the executive officer bonus awards for fiscal 2005 performance. The compensation table in the Executive Officers section of this proxy lists the 2005 bonus awarded to the Named Executive Officers.

Equity Compensation

During 2005, the Company granted stock options to substantially all full-time employees. Awards granted to new and existing employees were made consistent with industry and market practices, based on information extracted from well established market surveys for comparable industries, company size and geographic area. Awards made in 2005 to executive officers are shown in the Individual Grant table of the Executive Officer section of this proxy. Beginning in 2006, and upon the adoption of SFAS No. 123R,

“Share-Based Payment”, the Company changed its employee equity compensation program to issue grants of restricted stock units instead of stock options.

Equity Dilution

The Compensation Committee makes an annual recommendation to the Board of Directors regarding the stock award pool for the year. In developing the recommendation, the Compensation Committee considers Company performance, anticipated hiring, competitive practices, contingencies for mergers and acquisitions, and impact on dilution and overhang. For fiscal year 2005, the burn rate (total options granted to employees during the fiscal year as a percentage of common shares outstanding at the end of the fiscal year) was 5%, compared to the fiscal year 2004 burn rate of 6%. The 2006 burn rate as a result of a transition from an option award program to a restricted stock award program is expected to be approximately 1%.

Executive Employment Agreements

The Company’s employees, including its executive officers, are employed “at will” and do not have employment agreements.

Compensation Committee Actions during Fiscal Year 2005

The Compensation Committee and management collaborated on evolving the Company’s equity compensation program to continue to enhance both governance and the alignment of the Company’s compensation practices with the interest of shareholders.

Policy on Deductibility of Named Executive Officer Compensation

In evaluating compensation program alternatives, the Compensation Committee considers the potential impact on the Company of Section 162(m) of the Code. Section 162(m) eliminates the deductibility of compensation over $1 million paid to the Named Executive Officers, excluding “performance-based compensation.” Compensation programs generally will qualify as performance-based if (1) compensation is based on pre-established objective performance targets, (2) the programs’ material features have been approved by shareholders, and (3) there is no discretion to increase payments after the performance targets have been established for the performance period.

The Compensation Committee endeavors to maximize deductibility of compensation under Section 162(m) of the Code to the extent practicable while maintaining a competitive, performance-based compensation program. However, tax consequences, including but not limited to tax deductibility, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by officers regarding stock options) beyond the control of either the Compensation Committee or the Company. In addition, the Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives and fit within the Compensation Committee’s guiding principles. Finally, based on the amount of deductions the Company can take each year, the actual impact of the loss of deduction for compensation paid to the CEO and the other top highly compensated executives over the $1 million limitation is extremely small and has a de minimis impact on the Company’s overall tax position. For all of the foregoing reasons, the Compensation Committee, while considering tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The Compensation Committee will, of course, consider alternative forms of compensation, consistent with its compensation goals that preserve deductibility.

Chairman and Chief Executive Officer Compensation

The Compensation Committee followed the same philosophy and guiding principles described above in determining compensation for Mr. Steve Goldby, Chief Executive Officer of the Company. Mr. Goldby’s annual base salary, bonus and stock option compensation for 2005 are shown in the tables under the Executive Officer section of this proxy. The Compensation Committee believes that the Company’s CEO compensation is appropriate given the positive company performance in fiscal 2005 as evidenced by the Company’s Annual Report on Form 10-K for the year ended December 31, 2005: fiscal 2005 was a year of notable achievements, including strong revenue and EPS performance, driven by global demand for the Company’s diverse business offerings.

The foregoing Committee Report shall not be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under this Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

Respectfully submitted,
The Compensation Committee of the Board of Directors

Samuel D. Colella (Chairperson)
Tom Baruch

March 20, 2006

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee is governed by a written charter approved by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company’s Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 and the Audit Committee has discussed with the independent registered public accounting firm its independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence. The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their annual audits and interim reviews, their considerations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee approved all audit, audit related and non-audit services provided by the independent registered public accounting firm. The Audit Committee only approved services that were integrally connected to the audit services or that were at a level that did not otherwise compromise the independent registered public accounting firm’s independence. The Audit Committee has determined that all significant tax services are to be provided by a CPA firm other than the Company’s independent registered public accounting firm. The Audit Committee has not approved services that are related to financial information systems design and implementation or strategic tax planning services, and no such services have been performed by the independent registered public accounting firm. The Audit Committee held six meetings during fiscal year 2005. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm.

The foregoing Audit Committee Report shall not be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under this Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

Respectfully submitted,
The Audit Committee of the Board of Directors

Kenneth J. Nussbacher (Chairperson)
Thomas R. Baruch
Martin S. Gerstel

March 20, 2006

STOCK PERFORMANCE GRAPH(1)

The following graph compares the cumulative total stockholder return on the Company’s Common Stock with the cumulative total return for each of the Nasdaq National Market (U.S.) index and the S & P Biotechnology index for the 73 months commencing from November 18, 1999, the Company’s first day of trading after its initial public offering, and ending on December 30, 2005. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

COMPARISON OF 73 MONTH CUMULATIVE TOTAL RETURN*
AMONG SYMYX TECHNOLOGIES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S&P BIOTECHNOLOGY INDEX

* $100 invested on 11/18/99 in stock or on 10/31/99 in index-including reinvestment of dividends. Fiscal year ending December 31.

	Cumulative Total Return
	11/18/99	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04	12/30/2005
SYMYX TECHNOLOGIES, INC.	100.00	214.29	257.14	151.71	89.93	146.79	214.64	194.93
NASDAQ STOCK MARKET (U.S.)	100.00	138.80	91.95	73.24	52.04	77.33	84.23	86.16
S & P BIOTECHNOLOGY	100.00	150.63	143.42	138.07	109.88	141.59	152.36	180.21

(1)          The Stock Performance Graph and related disclosure are not soliciting material, are not deemed to be filed with the Securities and Exchange Commission, and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s Common Stock as of March 27, 2006, by (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each listed stockholder is c/o Symyx Technologies, Inc., 3100 Central Expressway, Santa Clara, California 95051.

	Shares Beneficially Owned
		Shares Subject
Beneficial Owner	Total Number(1)	to Options(1)	Percent(1)(2)
5% Stockholders:
T. Rowe Price Associates, Inc.(3)	4,503,567	—	13.4%
100 East Pratt Street
Baltimore, MD 21202
Baron Capital Group, Inc.(4)	2,150,170	—	6.4
767 Fifth Avenue
New York, NY 10153
Lateef Management Associates(5)	1,820,780	—	5.4
300 Drakes Landing Road, Suite 100
Greenbrae, CA 94904
Brown Capital Management, Inc.(6)	1,735,955	—	5.2
1201 N. Calvert Street
Baltimore, MD 21202
Executive Officers and Directors:
Steven D. Goldby(7)	738,112	705,612	2.2
Isy Goldwasser	682,944	658,389	2.0
W. Henry Weinberg, Ph.D	805,778	730,890	2.4
Jeryl L. Hilleman(8)	627,374	623,945	1.8
Paul J. Nowak	97,917	97,917	*
Thomas R. Baruch	62,961	52,500	*
Samuel D. Colella(9)	123,128	52,500	*
Edwin F. Gambrell	43,333	43,333	*
Martin S. Gerstel(10)	150,899	52,500	*
Kenneth J. Nussbacher(11)	69,500	52,500	*
Mario M. Rosati(12)	67,261	52,500	*
Peter G. Schultz, Ph.D.(13)	817,590	52,500	2.4
All directors and executive Officers as a group (12 persons)	4,286,797	3,175,086	11.7%

*                    Less than 1% of the outstanding shares of common stock.

(1)          Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 27, 2006 are deemed outstanding. The persons named in this table have sole voting and investment power with respect to all shares of

Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)          Percentage of beneficial ownership is based on 33,532,803 shares of Common Stock outstanding as of March 27, 2006.

(3)          Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2006, T. Rowe Price Associates, Inc. has no shared voting or dispositive power and has sole voting power with respect to 1,562,277 shares and sole dispositive power with respect to 4,503,567 shares as of December 31, 2005.

(4)          Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2006, Baron Capital Group, Inc. has no sole voting or dispositive power and has shared voting power with respect to 1,982,670 shares and shared dispositive power with respect to 2,150,170 shares as of December 31, 2005.

(5)          Based solely on a Schedule 13G filed with the Securities and Exchange Commission on March 20, 2006, Lateef Management Associates has no sole voting or dispositive power and has shared voting power and shared dispositive power with respect to 1,820,780 shares as of February 13, 2006.

(6)          Based solely on a Schedule 13G filed with the Securities and Exchange Commission on March 29, 2006, Brown Capital Management, Inc. has no shared voting or dispositive power and has sole voting power with respect to 1,318,413 shares and sole dispositive power with respect to 1,735,955 shares as of December 31, 2005.

(7)          All shares are held by the Steven Goldby and Florence Goldby Trust, of which Mr. and Mrs. Goldby are trustees.

(8)          All shares are held by Jeryl L. Hilleman and William A. Albright, Jr. as trustees of the Hilleman/Albright Family Trust.

(9)          Includes 65,100 shares held by Samuel D. and Nancy R. Colella as trustees of The Colella Family Trust and 5,528 shares held by Colella Family Partners, of which Mr. Colella is a general partner. Mr. Colella disclaims beneficial ownership of the shares held by Colella Family Partners, except to the extent of his individual partnership interests therein.

(10)   All shares are held by Shomar Corporation. Mr. Gerstel and his wife are the sole owners of this entity.

(11)   All shares are held by Kenneth J. Nussbacher and Loretta S. Nussbacher, Trustees of the Nussbacher Revocable Trust dated October 6, 1999.

(12)   Includes 5,185 shares held by Mr. Rosati’s wife.

(13)   Includes 143,569 shares held by George E. Schultz as trustee of the Kathryn C. Schultz Trust and 143,569 shares held by George E. Schultz as trustee of the Nathan W. Schultz Trust. Dr. Schultz disclaims beneficial ownership of these shares held in trust for his children.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 with respect to our shares of common stock that may be issued under our existing equity compensation plans.

	A	B	C
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders(1)	7,692,025 (3)	$25.93	2,019,118 (4)
Equity Compensation Plans Not Approved by Stockholders(2)	401,787	25.57	655,999
Total	8,093,812	$25.91	2,675,117

(1)          Consists of the 1996 Stock Option Plan, 1997 Stock Option Plan and the 1999 Employee Stock Purchase Plan.

(2)          Consists of IntelliChem, Inc. 2003 Stock Option Plan assumed in connection with the acquisition of IntelliChem on November 30, 2004, the Synthematix, Inc. 2000 Equity Compensation Plan, as amended, assumed in connection with the acquisition of Synthematix on April 1, 2005, and the 2001 Non-statutory Stock Option Plan.

(3)          Excludes purchase rights accruing under our 1999 Employee Stock Purchase Plan which has a stockholder approved reserve of 1,547,295 shares as of December 31, 2005. Under the 1999 Employee Stock Purchase Plan, each eligible employee may purchase up to a maximum of 10,000 shares per annum of common stock at semi-annual intervals on the last U.S. business day of April and October each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of common stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-annual purchase date. Eligible employees may defer up to 10% of their salary, but not to exceed $25,000, in any calendar year, to purchase shares under this Plan.

(4)          Consists of shares available for future issuance under our 1996 Stock Option Plan, 1997 Stock Option Plan and the 1999 Employee Stock Purchase Plan. As of December 31, 2005, an aggregate of 1,547,295 shares of common stock were available for issuance under the 1999 Employee Stock Purchase Plan and 471,823 shares of common stock were available for issuance under the 1996 Stock Option Plan and 1997 Stock Option Plan. The 1999 Employee Stock Purchase Plan provides for annual increases in the number of shares available for issuance under the Plan on the first day of each fiscal year, equal to the lesser of 1% of the outstanding shares of common stock on the first day of the fiscal year, 350,000 shares, or a lesser amount as determined by our Board of Directors. The 1997 Stock Option Plan provides for an annual increase in the number of shares of common stock reserved for issuance equal to the lesser of 1,500,000 shares, 4% of the outstanding shares on the date of the annual increase, or a lesser amount as determined by our Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, officers and beneficial owners of more than 10% of the Company’s Common Stock to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms submitted to it during or with respect to 2005, the Company believes that all officers, directors and beneficial owners of more than 10% of the outstanding Common Stock complied with all Section 16(a) requirements during or with respect to 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

As of December 31, 2005, the Company owns approximately 18% of outstanding shares of Ilypsa, Inc. In 2005, the Company recognized $179,000 of revenue from providing software support service to Ilypsa.

The Company entered into a Collaborative Development and License Agreement in March 2005 and an Alliance Agreement in December 2005 with Intermolecular, Inc. Under the agreements, the two companies will work together to conduct research and development activities with respect to materials for use in semiconductor applications. Each party bears its own expenses. Thomas Baruch, one of the Company’s Board of Directors members, is a director of Intermolecular, Inc. and CMEA Ventures, of which Mr. Baruch is the founder and Managing Director, holds a 17.5% interest in Intermolecular, Inc. Dr. W. Henry Weinberg, one of the Company’s executive officers, is a scientific advisory board member of Intermolecular, Inc. and a holder of options to purchase 115,000 shares of common stock of Intermolecular, Inc. In 2005, the Company recognized $88,000 in revenue associated with the sale of a CORE(x) module to Intermolecular and a $20,000 gain associated with the sale of a fixed asset with $130,000 net book value to Intermolecular, Inc. for its original cost of $150,000.

Mario M. Rosati, one of the Company’s directors, is also a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, which may provide legal services with respect to real estate issues, for which they receive compensation at normal commercial rates.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

Change of Control Agreements

The Company had entered into change of control agreements with Steven D. Goldby, Isy Goldwasser, W. Henry Weinberg and Jeryl L. Hilleman. In the event of a change of control of the Company (as defined in the agreements) and the actual or constructive termination of employment, without cause, of the executive within 18 months following the change of control, all outstanding stock options issued to the executive will be accelerated and all of the Company’s rights to repurchase their restricted stock will lapse. Under these agreements, constructive termination of employment means the executive’s resignation following a reduction in salary, a material reduction in employment-related responsibilities or a requirement to relocate outside the Silicon Valley area.

Policy Regarding Transactions with Affiliates

It is the Company’s policy that future transactions with affiliates, including any loans the Company makes to principal stockholders or other affiliates will be on terms no less favorable to the Company than it could have obtained from unaffiliated third parties. These transactions will be approved by a majority of the Company’s Board of Directors, including a majority of the independent and disinterested members and the Company’s Audit Committee, or, if required by law, a majority of the Company’s disinterested stockholders.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

A number of brokers with account holders who are our stockholders are “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker. If you are holding a physical stock certificate, direct your written request to Wells Fargo Bank, N.A. Shareowner Services, Attn: Householding, P.O. Box 64854, St. Paul, Minnesota 55164-0854, telephone number (877) 602-7615. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker or Wells Fargo Bank, N.A., our transfer agent, at (877) 602-7615.

FORM 10-K

The Company filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2005 with the SEC on March 6, 2006. Stockholders may obtain a copy of the Annual Report on Form 10-K, without charge, upon written request to ir@symyx.com or to Investor Relations, Symyx Technologies, Inc. 3100 Central Expressway, Santa Clara, California 95051.

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Santa Clara, California
April 7, 2006

Appendix A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

SYMYX TECHNOLOGIES, INC.

(a Nasdaq-Listed Company)

ORGANIZATION

This Charter (“Charter”) governs the operations of the Audit Committee of the Board of Directors (the “Audit Committee” or the “Committee”) of Symyx Technologies, Inc. (the “Company”). The Committee shall review and reassess the Charter at least annually and obtain the approval of the Company’s Board of Directors (the “Board of Directors” or the “Board”) for all changes to the Charter.

This Charter is intended to guide the Audit Committee regarding the scope of its activities and the procedures to use in serving the interests of the Company and its Shareholders. This Charter is not intended to give rise to an affirmative legal duty to investigate, unless the Committee determines, in the exercise of reasonable business judgment, that such an investigation is appropriate. However, this Charter recognizes that it is in the interest of the Company and its stockholders that the Audit Committee have the power to investigate any matter of which the Committee is aware and which falls within this Charter, with full access to the books, records, facilities and personnel of the Company and that the Committee has the authority to retain independent counsel or other advisors as necessary in the opinion of the Committee.

PURPOSE

The purpose of the Audit Committee shall be to:

•       Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•       Provide assistance to the Board of Directors in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the effectiveness of the Company’s internal control over financial reporting, (iii) the Company’s compliance with legal and regulatory requirements under applicable securities law, and (iv) the independent registered public accounting firm’s qualifications, independence and performance.;

•       Present a report in accordance with the rules of the Securities and Exchange Commission (the “SEC”) in the Company’s annual proxy statement;

•       Provide the Board with the results of its monitoring and recommendations derived therefrom; and

•       Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that come to its attention and that require the attention of the Board.

The Committee will cooperate with the independent registered public accountants and management of the Company to maintain free and open communication between the Committee, independent registered public accountants, and management of the Company.

In addition, the Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Committee will consist of at least three members of the Board of Directors. Members of the Committee must meet the following criteria (as well as any criteria required by the SEC):

•       Each member will be an independent director, as defined in (i) NASDAQ Rule 4200 and (ii) the rules of the SEC, and be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee;

•       Each member will be able to read and understand fundamental financial statements; and

•       At least one member will be an audit committee financial expert, who has the following attributes:

(i)            An understanding of generally accepted accounting principles and financial statements;

(ii)        The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(iii)    Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(iv)      An understanding of internal controls and procedures for financial reporting; and

(v)          An understanding of audit committee functions.

The audit committee financial expert(s) must have acquired such attributes through any one or more of the following:

(i)            Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

(ii)        Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

(iii)    Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

(iv)      Other relevant experience.

The members of the Committee shall be elected by the Board to serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate.

As part of its job to foster open communication, the Audit Committee will meet together or separately with the Chief Executive Officer, the Chief Financial Officer and the Corporate Controller of the Company at such times as are appropriate to review the financial affairs of the Company.

The Committee will meet separately with the independent registered public accountants of the Company, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Committee under this Charter.

DUTIES AND RESPONSIBILITIES

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining internal control over financial reporting. The independent registered public accountants are responsible for auditing the Company’s financial statements and Management’s assessment of the effectiveness of internal control over financial reporting and for reviewing the Company’s unaudited interim financial statements.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to monitor the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Audit Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

•       Sole authority for the appointment and termination, compensation, and oversight of the work of the independent registered public accountants (including resolution of disagreements between management and the registered public accountants regarding financial reporting and internal control-related matters) for the purpose of preparing or issuing an audit report or performing related work;

•       Pre-approving audit and non-audit services provided to the Company by the independent registered public accountants (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible). The Committee shall not engage the independent registered public accountants to perform the specific non-audit services proscribed by law or regulation.

•       Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent registered public accountants by:

(i)             reviewing the independent registered public accountants’ proposed scope and approach for their audit and quarterly reviews for the current year;

(ii)         obtaining quarterly representations from the independent registered public accountants regarding relationships and services with the Company that may impact independence, and to the extent there are such relationships, monitoring and investigating them;

(iii)     reviewing the registered public accountants’ independence, including obtaining an annual written communication delineating all the independent registered public accountants’ relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and presenting this statement to the Board of Directors;

(iv)       reviewing any material issues raised by the most recent internal quality control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the audit firm, and any steps taken to deal with any such issues;

(v)           discussing with the Company’s independent registered public accountants the financial statements and audit findings, including any significant adjustments that were noted or proposed, any significant communications between the audit team and the registered public accounting firm’s national office regarding auditing or accounting issues or internal control related issues presented by the engagement, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and

(vi)       reviewing reports submitted to the Audit Committee by the independent registered public accountants in accordance with the applicable SEC requirements;

•       The Committee shall discuss with management and the independent registered public accountants the adequacy and effectiveness of the Company’s system of accounting and financial controls. The Committee shall review:

(i)             management’s assertion on its assessment of the effectiveness of disclosure and internal controls;

(ii)         the disclosure regarding such controls required under SEC rules to be contained in the Company’s periodic filings; and

(iii)     the attestations or reports by the independent registered public accountants relating to (a) management’s assessment and (b) the effectiveness of internal control over financial reporting;

•       The Committee shall discuss with the independent registered public accountants the characterization of deficiencies in internal control over financial reporting and any differences between management’s assessment of the deficiencies and the independent registered public accountants’. The Committee shall also discuss with management its remediation plan to address any significant internal control deficiencies. The Committee shall review the disclosures describing any identified material weaknesses and management’s remediation plans.

•       The Committee shall discuss with management its process for performing its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act.

•       The Committee shall discuss with management, the internal auditors, and the independent registered public accountants any (a) changes in internal control over financial reporting that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting that are required to be disclosed and (b) any other changes in internal control over financial reporting that were considered for disclosure in the Company’s periodic filings with the SEC.

•       The Committee shall periodically review with senior management, the Company’s overall anti-fraud programs and controls.

•       Directing the Company’s independent registered public accountants to review (before filing with the SEC) the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•       Reviewing (before release) the unaudited quarterly operating results in the Company’s quarterly earnings release;

•       Reviewing the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent registered public accountants prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent registered public accountants under the standards of the Public Company Accounting Oversight Board (PCAOB) (United States). The chair of the Committee may represent the entire Committee for the purposes of this review;

•       Discussing quarterly with the independent registered public accountants the critical policies and practices of the Company, and any alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, together with the independent registered public accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting;

•       Reviewing with management and the independent registered public accountants the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent registered public accountants under the standards of the Public Company Accounting Oversight Board (PCAOB) (United States) and any significant suggestions for improvements provided to management by the independent registered public accountants;

•       The Committee shall meet from time-to-time with each of management and the independent registered public accountants to discuss issues and concerns warranting committee attention. The Committee shall provide sufficient opportunity for the independent registered public accountants to meet privately with the members of the Committee. The Committee shall review with the independent registered public accountants any audit problems or difficulties encountered during the course of the audit work, including any restrictions on the scope of the independent registered public accountants’ activities or access to requested information, and management’s response;

•       Overseeing compliance with the requirements of the SEC for disclosure of the registered public accounting firm’s services and Audit Committee members, member qualifications and activities;

•       Reporting the results of the annual audit to the Board of Directors and, if requested by the Board, inviting the independent registered public accountants to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other directors’ questions; alternatively, the other directors, particularly the other independent directors, may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed;

•       Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•       Providing oversight and review (at least annually) of the Company’s policies, including its investment policies;

•       Reviewing and approving any related party transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404, and discuss with management the business rationale for the transactions and whether appropriate disclosures have been made;

•       Review corporate attorneys’ reports, if any, of evidence of a material violation of securities laws or breaches of fiduciary duty;

•       If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•       As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

•       Reviewing its own Charter, structure, processes and membership requirements;

•       Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC;

•       Including a copy of this Charter in the proxy statement at least triennially or the year after any significant amendment to the Charter; and

•       Establishing procedures for receiving, retaining and treating complaints received by the Committee regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

In addition to presenting the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Committee’s charter.

COMPENSATION:

Members of the Audit Committee may not receive any compensation from the Company except the compensation, if any, that they receive for service as a member of the Board of Directors or any committee thereof.

DELEGATION OF AUTHORITY:

The Audit Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its scheduled meetings.

Appendix B

SYMYX TECHNOLOGIES, INC.

CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

PURPOSE

The Compensation Committee (the “Committee”) was established by the Board of Directors (the “Board”) of Symyx Technologies, Inc. (the “Company”) to assist the Board in fulfilling its responsibilities for the compensation of the Company’s Executive Officers, including the evaluation of the Chief Executive Officer, and members of the Board. This Charter specifies the scope of authority and responsibilities of the Committee.

ORGANIZATION, MEMBERSHIP AND MEETINGS

1.                The Committee shall consist of two or more directors who meet the independence requirements defined in the rules of Nasdaq, any rule or regulation prescribed by the Securities and Exchange Commission and Section 162(m) of the Internal Revenue Code, as amended, now or in the future.

2.                The Board shall appoint members of the Committee, including the chairperson of the Committee. Members may be replaced by the Board at any time but shall otherwise serve until a successor has been named.

3.                No director shall serve as a member of the Committee if such director has been or is currently a part of an interlocking directorate in which the CEO or another executive officer of the Company serves on the compensation committee of another company that employs such directors.

4.                The Committee shall meet from time to time, as it deems necessary, but at least twice per year. The Committee may include management at its meetings, but shall also hold an executive session at each meeting at which only independent directors are present.

5.                The Committee shall maintain written minutes of its meetings, which minutes will be filed in the corporate minute book.

6.                The Committee shall have the authority to form and delegate responsibilities to subcommittees when appropriate.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

To fulfill its responsibilities and duties hereunder, the Committee shall:

Compensation Philosophy

1.                Develop compensation policies designed to attract and retain those key employees necessary to support the Company’s growth and success, operationally, strategically and most importantly, from a stockholder value perspective. To help achieve this goal, the Committee will endeavor to award full and fair compensation to each individual consistent with levels of compensation of comparable companies, general economic conditions, and the Company’s performance. In developing its compensation policies and practices, and in applying those policies and practices to individual compensation decisions, the Committee shall at all times consider the impact of its recommendations and actions on its over-riding goal of enhancing stockholder value.

Executive Compensation

1.                Review the CEO’s performance and approve the CEO’s compensation level (including base salary and incentive-based and equity-based compensation levels) based on this evaluation. As part of this evaluation, the Committee may obtain input from other Committees of the Board concerning the CEO’s performance, as it deems appropriate, including but not limited to input from (i) the Audit Committee on matters related to the Company’s financial reporting and disclosure controls and (ii) the Governance Committee on matters related to executive development and succession planning. In determining the CEO’s compensation, the Committee will consider the Company’s performance and relative shareholder return, the value of total compensation to CEO’s of comparable companies, and the awards given to the CEO in past years.

2.                Review and approve annually the compensation levels including fees, salary, bonus and equity of the executive officers, subject to any budgets or other limitations established from time to time by the independent members of the Board.

3.                Receive a report annually, in such form as it deems appropriate, that discloses non-compensatory (i.e. non-taxable income) perquisites and/or benefits associated with the executive officers’ (including the CEO) employment with the Company.

4.                Approve all employment, severance or change in control agreements with, and any special or supplemental benefits provided to, any executive officers or directors of the Company. The Committee will review the impact of any potential material transaction, such as a merger, acquisition, or spin-off, on compensation plans.

Board Compensation

1.                Annually review the compensation, including fees, retainers and equity, of the members of the Board, including any additional considerations for members and chairpersons of Committees of the Board, and make recommendations to the Board.

Stock Plan Administration

1.                Be responsible for the design, implementation and administration of all equity-based compensation programs. This authority shall includes but not be limited to the right to administer the Company’s stock plans and grants made thereunder (the approval of which may be delegated by the Committee as it sees fit), subject to any budgets or other limitations established from time to time by the independent members of the Board.

2.                Make annual recommendation to the independent members of the Board regarding the amount of the stock award pools.

3.                Periodically review and advise the Board (supported, in the discretion of the Committee, by internal or external experts) on (a) current trends in industry-wide compensation practices and (b) how the Company’s compensation programs and practices compare to those of appropriate peer group companies.

General

1.                Have the sole authority to retain and terminate any compensation consultant and have the authority to approve the consultant’s fees and other retention terms. The Committee shall also have authority to obtain independent advice and assistance from internal or external human resources, legal, accounting or other advisors. The fees and costs of such consultants, legal counsel and other advisors shall be borne by the Company.

2.                Review and reassess the adequacy of this Charter at lease annually and recommend any proposed changes to the Board for approval. The Committee will also review its own performance, at least annually, for purposes of self-evaluation and to encourage the continuing improvement of the Committee in the execution of its responsibilities.

3.                Make regular reports to the Board summarizing the Committee’s recommendations and decisions. The Committee shall also produce an annual report on executive compensation for inclusion in the company’s proxy statement.

4.                Perform such other functions and have such other powers as it shall deem necessary to the efficient discharge of the foregoing, including the right to delegate its authority when appropriate.

Appendix C

SYMYX TECHNOLOGIES, INC.

CHARTER OF THE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS

PURPOSE

The Governance Committee (the “Committee”) was established by the Board of Directors (the “Board”) of Symyx Technologies, Inc. (the “Company”) to assist the Board in fulfilling its responsibilities by (i) recommending corporate governance compliance guidelines applicable to the Company, (ii) identifying, reviewing, and evaluating individuals qualified to become Board members, (iii) recommending director nominees for the Board and director nominees for each committee, and (iv) assisting the Board with executive development and succession matters. This charter specifies the scope of authority and responsibility of the Committee.

ORGANIZATION, MEMBERSHIP AND MEETINGS

1.                The Committee shall be comprise of two or more directors who meet the independence requirements defined in the rules of Nasdaq, now or in the future, as determined by the Board.

2.                The members of the Committee, including the chairperson of the Committee, shall be appointed by the Board. Members may be added, removed or replaced by the Board at any time but shall otherwise serve until a successor has been named.

3.                The Committee shall have the authority to form and delegate responsibilities to subcommittees when appropriate.

4.                The Committee shall meet from time to time, as it deems necessary, but at least once per year. The Committee may include management at its meetings, but shall also hold an executive session at each meeting at which only independent directors are present.

5.                The Committee shall maintain written minutes of its meetings, which minutes will be filed in the corporate minute book.

COMMITTEE AUTHRITY AND RESPONSIBILITIES

To fulfill its responsibilities sand duties hereunder the Committee shall:

Corporate Governance

1.                Review annually the Company’s Insider Trading Policy and the related 10b5-1 Plan Guidelines to insure continued compliance with applicable legal standards and corporate best practices. The Committee shall also review, approve and recommend to the Board the list of executive officers subject to Section 16 of the Securities Exchange Act of 1934, as amended, and the list of affiliates subject to the trading windows contained in the policy.

2.                Review annually the Company’s charter documents, including but no limited to the Company’s stockholder rights plan and other anti-takeover provisions. As part of its review o the stockholder rights plan, the Committee shall determine whether the maintenance of the plan continues to be in the best interest of the Company and its stockholders. The Committee shall recommend to the Board such changes if any, to the foregoing documents as the Committee deems advisable and shall report its conclusions to the Board, including a conclusion as to whether the stockholder rights plan should be modified or the right thereunder redeemed.

3.                Review annually the Company’s emergency procedures, including disaster recovery and security.

4.                Review annually and update, as necessary, this Charter’s adequacy, and receive approval of any recommended changes from the Board.

5.                Develop and implement annually, a self-evaluation of its own performance.

6.                Consistent with the foregoing, take such actions as it deems necessary to encourage continuous improvement of, and foster adherence to, the Company’s corporate governance policies, procedures, and practices at all levels and shall perform other corporate governance oversight functions as requested by the Board.

Nominating Functions

1.                Actively seek individuals qualified to become directors of the Board and make recommendations to the Board regarding Board nominees, including an annual recommendation with respect to those individuals to be nominated for election at the Company’s annual meeting of stockholders. As part of this process the Committee shall consult with Board members, management and others to evaluate the knowledge and skills which should be kept in mind in making nominations, including experience in business, finance, or administration, and familiarity with relevant national and international business matters. The Committee shall also give consideration to candidates with appropriate non-business backgrounds.

2.                Review annually and make recommendations to the Board concerning the membership and chairpersons of Board committees, taking into account the special skills required for service on particular committees, past performance in Board and committee service, tenure and such other facts the Committee shall deem appropriate.

3.                Affirmatively determine that the requisite number of directors serving on Committees of the Board, including this Committee, meet the independence requirements contained in the Nasdaq rules.

4.                In making its recommendations for Board and Board Committee nominees, consider the Board and Committee needs identified in the evaluations described below.

5.                Periodically conduct studies of the size and composition of the Board, make recommendations to the Board as a result of such studies, and consider and make recommendations to the Board regarding comments from stockholders relating to Board composition.

Board Matters

1.                Review and approve, to avoid redundancy or inconsistency, charters for all committees of the Board, which charters shall be submitted to the Board for final approval.

2.                Develop a system for Board and Board Committee evaluation and annually review and appraise the performance of the Board and its committees, including the effectiveness of the Board’s and its committees’ meeting procedures, agendas, calendars and minutes.

3.                Develop orientation materials for new directors and assist in identifying and encourage participation in opportunities for corporate governance related continuing education by all Board members.

4.                Monitor, to insure that the Board, and its Committees, are regularly conducting executive sessions, which are chaired by an independent director. The independent director shall be the “presiding director” for the purpose of conducting the executive session and shall, in addition to chairing the executive session, solicit from other independent directors prior to the meeting an agenda of items which they wish to have discussed in executive session.

Executive Development and Succession

1.                Review annually the effectiveness of executive officer development and succession processes and engage in succession planning for the chief executive officer and other senior management positions.

2.                Evaluate annually the performance of the Company’s CEO with respect to executive development and succession planning and provide this evaluation to the Compensation Committee for its use as part of its annual review of the overall performance of the CEO.

General

1.                Have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

2.                If necessary, have the authority to institute special investigations deemed necessary for any reason and, if appropriate, hire special counsel or other expert to assist the Committee with respect to such investigation.

3.                Have the authority to retain and terminate consultants as needed to conduct searches for new directors.

4.                Have the authority to direct the payment of fees and costs of counsel, experts and/or advisors retained by the Committee, which fees and costs shall be borne by the Company.

5.                Make regular reports to the Board summarizing the Committee’s recommendations and decisions.

SYMYX TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 25, 2006

9:00 a.m. Pacific Daylight Time

SYMYX TECHNOLOGIES, INC.

1263 East Arques Avenue

Sunnyvale, CA 94085

Symyx Technologies, Inc. 1263 East Arques Avenue Sunnyvale, CA 94085

Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 25, 2006.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Steven D. Goldby and Jeryl L. Hilleman, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

SEE REVERSE FOR VOTING INSTRUCTIONS

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of directors:	01	Thomas R. Baruch	☐	Vote FOR	☐	Vote WITHHELD
	02	Samuel D. Colella		all nominees		from all nominees
	03	Martin S. Gerstel		(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Ratifying the appointment of Ernst & Young LLP as independent registered public accounting firm of the Company for the fiscal
year ending December 31, 2006.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL

Address Change?  Mark Box  ☐

Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.